                                                                  EXHIBIT 10.1.5

                             VILLAGE OF GLEN ELLYN

--------------------------------------------------------------------------------

                              ORDINANCE NO. 4487

          AN ORDINANCE APPROVING A RENEWED CABLE TELEVISION FRANCHISE
             AGREEMENT BETWEEN THE VILLAGE OF GLEN ELLYN, ILLINOIS
            AND JONES GROWTH PARTNERS, L.P. (D/B/A JONES SPACELINK)
            -------------------------------------------------------

--------------------------------------------------------------------------------


                                ADOPTED BY THE
                      PRESIDENT AND THE BOARD OF TRUSTEES
                                    OF THE
                             VILLAGE OF GLEN ELLYN
                            DUPAGE COUNTY, ILLINOIS
                         THIS 14TH DAY OF APRIL 1997.
                              ----        -----


Published in pamphlet form by the authority of
the President and Board of Trustees of the
Village of Glen Ellyn, DuPage County, Illinois,
this 15TH day of APRIL, 1997.
     ----        -----    --

                               ORDINANCE NO.4487

          AN ORDINANCE APPROVING A RENEWED CABLE TELEVISION FRANCHISE
             AGREEMENT BETWEEN THE VILLAGE OF GLEN ELLYN, ILLINOIS
            AND JONES GROWTH PARTNERS- L.P. (D/B/A JONES SPACELINK)
            -------------------------------------------------------

     WHEREAS, the President and Board of Trustees of the Village of Glen Ellyn received a request from Jones Spacelink to renew its nonexclusive franchise to provide Cable Service in the Village; and

     WHEREAS, the Village has reviewed Jones Spacelink's performance under the prior franchise; has identified the future cable-related needs and interests of the community; has considered the financial technical, and legal qualifications of Jones Spacelink; and has determined whether Jones Spacelink's plans for constructing and operating its Cable System are adequate; and

     WHEREAS, based upon the outcome of such review, the President and Board of Trustees believe a renewed Franchise Agreement with Jones Spacelink would be in the best interest of the citizens of the Village of Glen Ellyn; and

     WHEREAS, the Village has provided the public with adequate notice of the proposed Franchise Agreement with Jones Spacelink; and

     WHEREAS, the President and Board of Trustees of the Village of Glen Ellyn have reviewed and accepted the provisions of the Franchise Agreement;

     NOW, THEREFORE, BE IT ORDAINED BY THE PRESIDENT AND BOARD OF TRUSTEES OF THE VILLAGE OF GLEN ELLYN, DU PAGE COUNTY, ILLINOIS, IN EXERCISE OF ITS HOME RULE POWERS as follows:

     SECTION ONE: The President and Village Board of Trustees of the Village of Glen Ellyn accept the provisions of the Franchise Agreement attached hereto as Exhibit "A" and made a part hereof.

     SECTION TWO: The Village President and Village Clerk are hereby authorized and directed to execute the Franchise Agreement attached hereto and made a part hereof

     SECTION THREE: This Ordinance shall be in full force and effect from and after its passage, approval, and publication in the manner provided by law.

     PASSED by the Village President and Board of Trustees of the Village of Glen Ellyn, Illinois, this 14TH day of APRIL, 1997.
                           ----        -----

     AYES: RENFRO, RENNARD, FASULES, HASE, MATTHEWS, POEPPEL
     NAYS: -0-
     ABSENT: -0-
     APPROVED by the Village President of the Village of Glen Ellyn, Illinois, this 14TH day of APRIL, 1997.
     ----        -----

                                                [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                       (ACTING) Village President of the
                                                Village of Glen Ellyn, Illinois

ATTEST:

[SIGNATURE ILLEGIBLE]
-------------------------------
Village Clerk of the
Village of Glen Ellyn, Illinois

(Published in pamphlet form and posted this 15TH day of APRIL 1997.)
                                            ----        -----

                                                                      EXHIBIT A
                             VILLAGE OF GLEN ELLYN
                 CABLE TELEVISION FRANCHISE RENEWAL AGREEMENT

                        Section 1.0: Purpose and Intent
                        -------------------------------

THIS CABLE TELEVISION FRANCHISE RENEWAL AGREEMENT (the "Agreement") is made and entered into as of the effective date of April 15 1997, (the "Effective Date")
                                         --------
by and between the Village of Glen Ellyn, a unit of local government organized under the applicable laws of the State of Illinois (the "Franchising Authority"), and Jones Growth Partners, L.P., (d/b/a Jones Spacelink) a Colorado limited partnership with its principal place of business located at 1101 E. Roosevelt Road, Wheaton, IL 60187 ("Grantee")

WHEREAS, Grantee has asked the Village of Glen Ellyn, Illinois, a municipal corporation, ("Village") to renew the nonexclusive franchise ("Prior Franchise") it holds to provide cable service in the Village; and

WHEREAS, the Village has reviewed Grantee's performance under the Prior Franchise, has identified the future cable-related needs and interests of the community; has considered the financial, technical, and legal qualifications of Grantee; and has determined whether Grantee's plans for constructing and operating its Cable System are adequate; and

WHEREAS, the Village has determined that, subject to the terms and conditions set forth herein, and other applicable federal state and local law, the grant of a new nonexclusive franchise to Grantee, to supersede the Prior Franchise, is consistent with the public interest; and

WHEREAS, the Village and Grantee have agreed to be bound by the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

Section 2.0: Definitions
------------------------

ACT or CABLE ACT:   The Cable Communications Policy Act of 1984, as amended by the Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996, as now or hereafter amended.

BOARD: The Village President and Board of Trustees of the Village of Glen Ellyn, Illinois, which constitutes the corporate authorities of the Village of Glen Ellyn.

CABLE OPERATOR:     Any Person or Persons, including corporations, partnerships, and joint ventures who provide Cable Service through means of a Cable System and who own a significant interest in the Cable System, or any Person or Persons who manage, control, coordinate, or direct the operations of a Cable System.

CABLE SERVICE:      The one-way transmission to Subscribers of (i) video
                    programming or (ii) other programming service, and Subscriber interaction, if any, which is required for the selection or use of such video programming or other programming service.

CABLE SYSTEM:       A facility, consisting of a set of closed transmission paths and associated signal generation, reception, and control equipment that is designed to provide Cable Service which includes video programming and which is provided to multiple subscribers within a community, but such term does not include (A) a facility that serves only to retransmit the television signals of one or more television broadcast stations; (B) a facility that serves subscribers. without using any public right-of way; (C) a facility of a common carrier which is subject, in whole or in part, to the provisions of Title 11 of the Federal Communications Act (47
                    U.S.C. 201 et seq.), except that such facility shall be considered a Cable System (other than for purposes of Section 621(c) (47 U.S.C. 541(c)) to the extent such facility is used in the transmission of video programming directly to subscribers; or (D) any facilities of any electric utility used solely for operating its electric utility systems.

CHANNEL: A band of frequencies six (6) or less MegaHertz wide in the electromagnetic spectrum capable of clearly and effectively carrying an audio-data signal or an audio-visual television signal, digital signals, or other electronic signals or some combination thereof, and as defined by the Federal Communications Commission Rules and Regulations.

CABLE               The Village of Glen Ellyn Cable Communications Commission as
COMMUNICATIONS      defined and established by Section 2-15-1 of the Village
COMMISSION:         Code of Glen Ellyn.

CONVERTER:          An electronic device which may be provided by a Grantee to
                    Subscribers for the purpose of changing the frequency of midband, superband, or hyperband signals to a suitable
                    Channel or Channels which the television receiver is able to deliver at designated dial locations.

DWELLING UNIT:      Shall mean a single-family or multiple-family residential
                    place of occupancy, or a commercial or business place of occupancy.

EDUCATIONAL         Shall mean a Channel or Channels set aside and so designated
ACCESS CHANNEL:     for the use of Schools and related educational institutions as specified by the Franchising Authority.

FCC: The Federal Communications Commission and any legally constituted regulatory body, agency, or successor.

FRANCHISE:          The non-exclusive rights granted pursuant to the terms and provisions of this Agreement and, except to the extent otherwise stated herein, the Cable Communications Chapter of the Village Code, as further described and limited in an ordinance granting a Franchise to the Grantee, to construct and operate a Cable System along the Public Streets and Public Ways in the Village of Glen Ellyn, or within specified areas in said Village, and is not intended to include any license or permit required for the privilege of transacting and carrying on a business within said Village, as may be required by other ordinances of the Village of Glen Ellyn.

FRANCHISE AREA:     The area within the corporate boundaries of the Village of
                    Glen Ellyn as it may exist during the Term.

FRANCHISING         Shall mean the Village of Glen Ellyn.
AUTHORITY:

GOVERNMENTAL        A Channel or Channels set aside and so designated for the
ACCESS CHANNEL:     use of the Village of Glen Ellyn and other units of local
                    government serving the Franchise Area, as specified by the Franchising Authority.

GRANTEE: Jones Growth Partners, L.P., d/b/a Jones Spacelink including its lawful and permitted successor, transferee or assignee.

GROSS REVENUES
DERIVED FROM
THE OPERATION OF
THE CABLE SYSTEM:   Shall mean all cash, credits, or other consideration derived directly or indirectly by the Grantee, its transferees or assignees arising from or attributable to the sale or exchange of Cable Services by the Grantee within the Village or in any way derived from the operation of its Cable System to provide Cable Services in the village, including: monthly fees charged to subscribers for basic service; monthly fees charged to subscribers for any optional service; monthly fees charged subscribers for any tier of service other than basic service; installation, disconnection, and re-connection fees; leased channel fees; fees or payments received from programmers for carriage; equipment rental fees; studio or studio equipment rental, if any; all fees received from commercial production contracts arising from a studio production of Grantee in or serving the Village of Glen Ellyn, if any; and the sale or exchange of any programming developed on or for a local origination channel or channels. This sum shall be the basis for computing the fee imposed pursuant to Section 7.1 hereof. Gross Revenues shall also include revenues received by a Grantee's affiliates, subsidiaries, parent or any Person in which a Grantee has a financial interest, arising from or attributable to the sale or exchange of Cable
                    Services within the Village, where such revenue was diverted by the Grantee in such a manner as to lower Gross Revenues and therefore avoid payment of Franchise Fees hereunder.
                    This sum shall not include any taxes on services furnished by the Grantee which are levied directly upon any subscriber or user by the Federal government, State of Illinois, DuPage
                    County, Illinois, the Village of Glen Ellyn, or any other unit of government which is collected by the Grantee on behalf of such governmental unit; revenue derived from a similar service that is regulated exclusively at the state or federal level when said service is a common carrier service or utility service not subject to regulation; any amounts documented as written off by Grantee as bad debt or as refunds to subscribers, any copyright fees; or any revenues from advertising or home shopping.

HEADEND: The control center of a Cable System, where incoming signals are amplified, converted, processed, and combined into a common cable along with any origination programming, for transmission to Subscribers. Headend usually includes antennas, preamplifiers, frequency Converters, demodulators, processors, and other related equipment.

INSTALLATION:       The connection between the cable distribution system to an exterior ground block terminal and the Subscriber's terminal located on a television set or Converter Box.

INSTITUTIONAL       A network of cable frequencies (upstream) that may connect
NETWORK:            Schools, government agencies, libraries, and similar
                    institutions to the Cable System for retransmission downstream to a network dedicated specifically for the private use of Institutional Network Subscribers, or to the Subscriber network.

INTERACTIVE ON      A service providing video programming to Subscribers over
DEMAND SERVICES:    switched networks on an on- demand, point-to-point basis but does not include services providing video programming pre-scheduled by the programming provider.

INTERCONNECT:       The physical connection of two or more Cable Systems.

LEASED ACCESS
CHANNEL: A cable television Channel or Channels specifically designated for broadcasting which is provided by means of a lease arrangement for cablecast airtime between the Cable Operator and the Lessee. Leased Access Channel shall include without limitation all use pursuant to Section 612 of the Cable Act (47 USC 532).

LOCAL ORIGINATION   Any Channel providing programs that are produced by the
CHANNEL:            Grantee.

MODIFICATION:       Any agreement of modification and amendment to the Franchise
                    Agreement entered into and between the Grantee and the Village and made a part of the Franchise Agreement.

MULTI-FAMILY        A Dwelling Unit consisting of two or more attached
DWELLING UNIT:      residential places of occupancy, including, but not limited to, duplexes, triplexes, quadromains, and apartment and condominium buildings.

ORDINANCE:          Shall mean the Village of Glen Ellyn Cable Ordinance as may be amended from time to time.

PERSON: Any individual, firm, partnership, limited partnership, association, corporation, company, or organization of any kind, and the lawful trustee, successor, transferee, assignee, or personal representative thereof.

PUBLIC ACCESS       A cable television Channel or Channels specifically
CHANNEL:            designated as a non-commercial Public Access Channel
                    available to the general public for programming on a first come, first-serve, non discriminatory, non-commercial basis.
                    Shall include without limitation all use pursuant to Sections 611 and 612 of the Cable Act (47 USC 531, 47 USC
                    532).

PUBLIC STREET:      The surface and space above and below any public street,
                    road, highway, lane, path, alley, court, boulevard, drive, avenue, parkway, driveway, or bridge now or hereafter held by the Village which shall entitle the Village and the Grantee to the use thereof for the purpose of erecting, owning, operating, installing, and maintaining the Grantee's
                    Cable System. Provided, however, that no reference herein, or in any ordinance granting a Franchise, to a "street" shall be deemed to be a representation or a guarantee of the Village that the Village's title in and to any property or easement is sufficient to permit the property's use for the installation of a Cable System, and the Grantee shall be deemed to gain only such rights to use property in the Village as said Village may have the undisputed right and power to give.

PUBLIC WAY:         The surface and space above and below any public conduit,
                    tunnel, park, square, waterway, communications or utility easement or other easements or public right-of-way now or hereafter held by the Village which shall entitle the Village and the Grantee to the use thereof for the purpose of erecting, owning, operating, installing, and maintaining the Grantees Cable System. Provided, however, that no reference herein, or in any Ordinance granting a Franchise, to a "public way" shall be deemed to be a representation or a guarantee of the Village that the Village's title in and to any property or easement is sufficient to permit the property's use for the installation of a Cable System, and the Grantee shall be deemed to gain only such rights to use property in the Village as said Village may have the undisputed right and power to give.

SCHOOL: Any public elementary school, secondary school, community college, junior college, or university which conducts classes or provides instruction services which has been granted a certificate of recognition by the Illinois State Board of Education.

STANDARD            Cable connections that are located up to one hundred fifty
INSTALLATION:       (150) feet from the existing distribution system and shall not mean commercial or MDU installations, inside "wall fish" installations or buried installations, irrespective of distance, where adverse terrain (such as excessive rocky conditions) or other factors render extension of the system economically or technically more expensive or difficult than typically encountered by Grantee in its normal operations.

SUBSCRIBER:         Any Person who lawfully receives any regular or other
                    service from a Grantee.

SUBSCRIBER DROP:    A cable which connects the tap or coupler of a feeder cable to the Subscriber's premises.

VILLAGE: The Village of Glen Ellyn, a home rule municipal corporation under the laws of the State of Illinois, its Village President, Board of Trustees, officers and employees unless otherwise specifically designated, and all the area within the territorial limits of the Village, its future corporate boundaries and including any area over which the Village exercises its jurisdiction.

Section 3.0: Principles of Construction:
----------------------------------------

This Agreement shall be construed and applied in accordance with the following principles:

        A.   Words in the present tense include the future.

        B. Words importing the singular number may extend to and include plural, words importing the plural number may extend to and include the singular.

        C. The headings supplied herein are for convenience only and shall not have force of law, are not part of the Section, and are not to be used in construing the language of the Section.

        D.   The words "shall" and "must" are mandatory as used herein.

        E.   The word "may" is permissive.

Section 4.0: Grant of Authority:
--------------------------------

        Section 4.1 8 Term of Franchise
        -------------------------------

        There is hereby granted by the Franchising Authority, which represents and warrants that it has the requisite power and authority to do so, to the Grantee, for a period of fifteen (15) years from and after the Effective Date of this Agreement (the "Term"), the nonexclusive right and Franchise to construct, use, operate, own, and maintain a Cable System for the purpose of providing Cable Services subject to applicable local, state, and Federal law and regulation. The parties agree that the Cable System shall not be used by Grantee for the provision of Telecommunications Services (as that term is defined in the Telecommunications Act of 1996) prior to Grantee having obtained the required governmental approval(s). In the event such approval(s) are obtained and Grantee provides such services, Grantee shall pay taxes and/or fees on the same basis as are other providers of Telecommunications Services in the Franchise Area.

        Section 4.2: Use of Public Streets and Public Ways
        ---------------------------------------------------

        Without reducing its police powers to adopt and enforce ordinances of general applicability necessary to the health, safety, and welfare of the public, the Franchising Authority hereby grants to the Grantee, to the extent of the Franchising Authority's right to do so, authority to use the Village's Public Streets and Public Ways for the purposes of this Agreement, and this Franchise shall be construed to authorize the construction of a Cable System over such Public Streets and Public Ways and through easements in accordance with Section 621(a)(2) of the Cable Act and to grant access to such easements in accordance with Section 621 (a)(2) of the Cable Act and to grant access to such easements specifically contemplated or designated "Cable TV" and to include this grant in future easements and Public Streets and Public Ways as they are created.

Section 5.0: Authority Not Exclusive:
-------------------------------------

        Section 5.1: Use Of Public Streets and Public Ways
        --------------------------------------------------

        The right to use and occupy Public Streets and Public Ways for the purposes set forth are not exclusive. The Franchising Authority reserves the right to permit a similar use of said Public Streets and Public Ways to any Person, or any other entity at any time before, during, or after the period of this Franchise. Grantee shall not take any legal position that contests the Franchising Authority's right to authorize the use of the Public Streets or Public Ways by another Person or other entity, and by acceptance of this Agreement, acknowledges that the Franchising Authority has the right to authorize and permit similar uses of its Public Streets and Public Ways.

        Section 5.2: No Waiver of Rights to Secure Consent
        --------------------------------------------------

        Nothing in this Agreement shall be construed as a waiver of any right by the Franchising Authority, County of DuPage, or the State of Illinois to require any Person utilizing the equipment, facilities, improvements, and Public Streets and Public Ways constituting all or part of the Cable System facilities to secure consent or other appropriate permission authorizing such use.

Section 6.0: Amendment of Franchise Agreement
---------------------------------------------

        Section 6.1: Conditions for Amendment or Modification
        -----------------------------------------------------

        In addition to such amendments and Modifications as are provided for in the Cable Act and other applicable law, it is the intent of the parties that Modifications may be made to this Agreement from time to time in accordance with this Section to allow Grantee to implement services provided by the Grantee's Cable System not contemplated by this Agreement, or to agree to any terms allowed by law, and each party agrees to bargain in good faith with the other party upon the initiation of any such proposed Modification amendments.

        Section 6.2: Process for Approval of Modification
        -------------------------------------------------

        If either party determines that a Modification is recommended and consistent with the terms of this Agreement, and is economically and technically feasible as determined following an evaluation of Grantee's financial condition, the length of Term remaining, and the profitability of the Cable System within the Franchise Area, and will not adversely affect or limit the rights and privileges under this Agreement~ then the parties will in good faith, review and negotiate the terms of the Modification and any amendment to this Agreement. Based on this review, and upon adoption of such a Modification or new requirement through such amendment by the Village Board, the Modification will become effective.

Section 7.0: Fees:
------------------

        Section 7.1: Franchise Fee Payments
        -----------------------------------

        A. From and after the Effective Date of this Agreement and throughout the Term, the Grantee shall pay to the Franchising Authority a Franchise Fee of five percent (5%) of the Gross Revenues Derived From The Operation Of The Cable System within the Franchise Area for each calendar year. Such payments shall be paid on a quarterly basis within forty-five (45) days of the end of each calendar quarter to the Franchising Authority. If the United States Congress, FCC, or any other governmental entity with authority over multi channel Cable Service provides a Franchising Authority with the right to increase the Franchise Fee above five percent (5%), the Franchising Authority shall have the authority to unilaterally increase the Franchise Fee to the maximum rate allowable if the Franchising Authority has and exercises the authority to similarly and simultaneously increase the Franchise Fee imposed upon all Cable Operators operating within the Franchise Area and to take effect no earlier than ninety (90) days after advance written notice.

        B. Each payment of a Franchise Fee shall be accompanied by a statement from the Chief Financial Officer or other corporate financial officer of the Grantee having the requisite knowledge to make such a statement certifying that the Gross Revenues Derived From the Operation of the Cable System upon which the payment is based. Each such statement shall also include the number of Subscribers utilized in calculating Gross Revenues Derived From the Operation of the Cable System.

        C. The Grantee shall file, within one hundred twenty (120) days following the conclusion of the Grantee's fiscal year, an annual report certified by its Chief Financial Officer, clearly showing the yearly total Gross Revenues Derived From The Operation Of The Cable System.

        D. In consideration for Grantee making the local studio available to public, educational and governmental access users for the period of time the local studio is made available to public, educational, and governmental access users as set forth in Section 16.4 of this Agreement, Grantee shall reduce its Franchise Fee payment to the Village to three (3%) during this period time.

        Section 7.2: Permit Fee Payments
        --------------------------------

        Prior to any construction, reconstruction, repair, or maintenance of the Cable System, Grantee shall apply for said permits and make payment at the time of application for such permits as are required by ordinances of the Village which are necessary for Grantee in order to conduct such construction, reconstruction, repair, or maintenance of Grantee's Cable System. All costs customarily charged by the Village related to application, securing, maintaining, retaining, and renewing any permits, licenses, or other authorizations shall be the responsibility of the Grantee.

Section 8.0: Maintenance or Construction of the Cable System:
-------------------------------------------------------------

        Section 8.1: Maintenance of Wires, Conduits, Cables and Property
        ----------------------------------------------------------------

        The Grantee shall maintain all wires, conduits, cables, and other real and personal property and facilities which Grantee owns and uses in the operation of the Cable System in good condition, order, and repair. Grantee shall implement the preventive maintenance procedures as described in Appendix 8.2.

        Section 8.2: Ownership of Cables
        --------------------------------

        Unless otherwise provided by law, the Grantee shall own all cable which it has installed within the Franchise Area.

        Section 8.3: Compliance With Rules and Regulations
        --------------------------------------------------

        Grantee shall comply with applicable Federal, state, and local rules and regulations governing the construction, reconstruction, operation, maintenance, and installation of the Cable System. Such rules and regulations shall include, without limitation, the requirements of
        Section 621(a)(2)(A) of the Cable Act to ensure that:

        A. The safety, function, and appearance of the property and the convenience and safety of other persons shall not be adversely affected by the installation and construction of facilities necessary for the Cable System.

        B. The cost of the installation, construction, operation, or removal of such facilities be borne by the Grantee or, in the circumstances covered by Section 8.7 below, by a combination of the Grantee and Subscriber(s), and;

        C. The Grantee shall justly compensate any property owner for any damages caused by the installation, construction, operation, or removal of such facilities by Grantee.

        Section 8.4: Standards for Cable Wiring
        ---------------------------------------

        In addition to the above requirements, Grantee will insure that:

        A. Its work shall comply with the then current provisions of the National Electrical Safety Code (currently ANSI/C2-1996) of the National Bureau of Standards, the National Electrical Code of the National Fire Protection Association (currently ANSI/NFPA 70 1996), and the Bell Telephone System's Code of Pole Line Construction as such codes are in force as of the time of installation or other work, and that such future work shall comply with subsequently adopted editions of the aforementioned codes.

        B. All cables and wires or other work shall be installed parallel with existing telephone and electric utility wires using existing conduits and poles wherever possible;

        C. Multiple cable configurations shall be in parallel arrangement and bundled in accordance with engineering and safety considerations; and

        D. Except where otherwise provided by applicable law, in areas where both telephone and electric utilities' facilities are above ground at the time of installation of the Cable System, Grantee may install its facilities above ground. In areas where both the telephone and electric utility companies' facilities are underground, Grantee shall install its facilities underground. If the Franchising Authority provides notice to telephone and electric utility companies and any other Cable Operator requesting that above ground portions of Grantee's equipment be moved underground, Grantee will promptly comply with all such reasonable requests, provided that the request is equally applicable to all other utilities and Cable Operators. The Franchising Authority shall coordinate among Cable Operators, telephone, and electric utility companies and/or users of Public Streets and/or Public Ways to insure that relocation is done in an economical and appropriate manner.

        E. This Franchise shall not relieve the Grantee of any obligation in obtaining pole, conduit, or other wire-holding structure use agreements from other utility companies, or others maintaining poles, conduits, or other wire-holding structures in the Public Streets and Public Ways of the Village, whenever the Grantee finds it necessary to make use of said poles, conduits, or wire-holding structures. This Franchise shall not be deemed to expressly or impliedly authorize the Grantee to construct or install poles, conduits, or wire-holding structures within Public Streets or Public Ways for the purpose of placing cables, lines, wires, or otherwise, without the prior approval of the Village. Such consent shall be given upon such terms and conditions as the Village may prescribe which shall include a requirement that the Grantee perform, at its sole expense, all tree trimming required to maintain the poles clear of obstructions. Consent shall not be unreasonably withheld but shall be subject to reasonable and necessary limitations to protect public health, safety, and welfare.

        F. Throughout the life of this Agreement, Grantee shall identify its Subscriber Drop cables, along with trunk and feeder wiring by either color code, stamping, engraving, tagging, stickers, or other appropriate method to be selected by the Grantee in its sole discretion, for the purpose of distinguishing its cable wiring from that of any other Cable System Grantee located within the Franchise Area.

        Section 8.5: Public Improvements
        --------------------------------

        The Franchising Authority shall give Grantee forty-five (45) days (except in case of emergency declared by the Village President in which event such lesser notice as shall be reasonable under the circumstances presented) advance written notice of improvements to Public Streets or Public Ways or other activity which could affect the Cable System, including, but not limited to, Public Street or Public Way excavation; construction; repair; grading; traffic conditions; installation of sewers, drains, or water pipes; power or signal lines; tracks; or vacation or improvement of public works.

        A. All such public works shall be done insofar as possible, in such a manner as to not obstruct, injure, or prevent the free use and operation of the poles, wires, conduits, conductors, pipes, or appurtenances of the Grantee's Cable System. Nothing contained in this Agreement shall relieve any Person, company, or corporation from liability arising out of the failure to exercise reasonable care to avoid injuring the Grantee's facilities while performing any work connected with the grading, regrading, or changing the line of any Public Way or Public Street, or with the construction of any sewer, water, gas, electric, Village lighting, or signage system.

        B. If at any time, in case of fire, disaster, or other emergency in the Village, it shall become necessary in the reasonable judgment of the Village to cut or move any of the wires, cables, amplifiers, optical node equipment, appliances, or appurtenances thereto of the Grantee, such cutting or moving may be done and any repairs rendered necessary thereby shall be made by the Grantee, at its sole expense, unless such damage results from willful or malicious conduct by the Village. The Village shall use its best efforts to notify Grantee if reasonably possible prior to such removal or damage and, if not reasonably possible, then as soon thereafter as is reasonably possible.

        C. If any of Grantee's equipment shall interfere with the public works, then, upon receipt of the aforementioned notice, that part of Grantee's equipment which interferes shall be removed or replaced by Grantee in such manner as shall be directed by the Franchising Authority so that the same shall not interfere with the public works as reasonably determined by the Franchising Authority, and Grantee shall bear the reasonable expense of such removal or replacement.

        Section 8.6: Requirement of As-Built Maps
        -----------------------------------------

        Grantee shall keep accurate, complete, and current as-built maps and records of its Cable System and facilities, to be updated periodically as warranted. Grantee shall furnish, as soon as they are available, three (3) complete sets of as built maps and strand maps to the Franchising Authority applicable to the Franchise Area. Such maps shall be available for inspection by the public during normal business hours at the Franchising Authority's office. The aforementioned as-built maps and stand maps shall also be provided to the Franchising Authority in the Franchising Authority's computer-readable, digital format for incorporation into the Franchising Authority's Geographic Information System (GIS).

        Section 8.7: Extension of Service
        ---------------------------------

        Grantee shall build or, upgrade its Cable System so that it is capable of providing service to all residences and businesses located along public rights-of-way located within the Franchise Area. Service will be provided at then prevailing installation charges except as provided below under the following circumstances:

        A. Where the drop to the Subscriber is not a Standard Installation, in addition to the prevailing installation charge, Grantee may charge the Subscriber the difference between Grantee's cost of installing a Standard Installation and the cost of installing the non-Standard Installation;

        B. In any areas adjacent to the Franchise Area which are annexed by the Issuing Franchising Authority during the Term of this
             Agreement:

             (i) Where the residence or business of a person requesting Cable Service is more than 500 feet from the existing Cable System (where overhead may be used) or 250 feet of distance from the existing system (where underground must be used), service will be provided if the person requesting service (or persons, on a pro rata basis) contributes the actual cost of material and labor for the portion of construction that is beyond the above distances; and

             (ii) Where access to the property is denied by the property owner or where a cost is imposed to cross private property, Grantee shall have the option not to provide cable service. In such circumstances, however, Grantee will endeavor in good faith to reach agreement with those requesting service in an effort to make extension of the Cable System economically feasible by a contribution in aid of construction by those requesting service.

                    In implementing this subparagraph (B), Grantee may require that the estimated amount of the Subscribers' capital contribution be paid in advance. Any excess amounts so collected will be returned to the Subscribers upon completion of construction.

        C. Those portions of the Franchise Area which do not have the necessary density of thirty-five (35) potential Subscribers per linear mile shall be served by Grantee if the potential Subscribers agree to participate in the cost of construction on the following terms and conditions:

             (i) Grantee shall receive written requests from a minimum of twenty (20) potential Subscribers per linear mile or an equivalent pro rata number based on the actual length of the extension.

             (ii) Grantee shall calculate its then current cost per mile of extension. This shall be divided by thirty-five (35) locations per linear mile to arrive at the required per location investment Grantee must make.

             (iii) The potential Subscribers requesting service shall then be multiplied by Grantee's investment per location and this total amount shall be subtracted from Grantee's current cost per linear mile.

             (iv) The remaining amount shall then be shared pro rata by the potential Subscribers requesting service and paid to Grantee prior to the time the extension is made.

        Section 8.8: Service to Multi-Family Dwelling Units
        ---------------------------------------------------

        The Grantee shall be required, in accordance with this Agreement and applicable law, to provide service to individual units of a Multi-Family Dwelling Unit (MDU) with all services offered to other Dwelling Units within the Franchise Area, so long as the owner of the MDU consents, in writing, if requested by the Grantee, to the following:

        A.   To Grantee's providing of services to individual units of the MDU;

        B. To reasonable conditions and times for Installation, maintenance, and inspection of the Cable System on the MDU premises;

        C. To reasonable conditions promulgated by Grantee to protect Grantee's equipment and to encourage widespread use of the Cable System; and

        D. To not demand payment from Grantee for permitting Grantee to provide service to the MDU and to not discriminate in rental charges, or otherwise, between tenants who receive Cable Service and those who do not.

        Section 8.9: Permission of Property Owner for Equipment Installation
        --------------------------------------------------------------------

        To the extent required by applicable law, no cable line, wire, amplifier, optical node equipment, Converter, or other piece of equipment owned by Grantee shall be installed by Grantee outside the boundaries of a Public Street or Public Way without first securing the written permission of the owner or lawful occupant of any property involved.

        Section 8.10: Burial of Temporary Subscriber Drops and Other Unburied
        ---------------------------------------------------------------------
        Cables
        ------

        Unless otherwise permitted by the Village, Grantee shall bury temporary Subscriber Drop cables and other unburied cables within the deadlines of the following schedule:

        April 1 through November 30:      Within fourteen (14) days.
        December 1 through December 31:   Within one hundred twenty (120) days.
        January 1 through January 31:     Within ninety (90) days.
        February 1 through
        February 28/29:                   Within sixty (60) days.
        March 1 through March 31:         Within thirty (30) days.

        Section 8.11: Restoration of Property
        -------------------------------------

        A. Upon completion of construction, reconstruction, maintenance, or repair of components of the Cable System, on public or private property, Grantee shall, at its own expense, substantially restore said property to its original condition in a workmanlike and professional manner. In the event that said property is not restored to its original condition, the Franchising Authority, after reasonable notice and failure by Grantee to adequately respond, shall have the right to restore said property and to assess the reasonable expense of restoration to the Grantee. Payment to the Village for such replacement or restoration shall be immediate, upon demand, by the Grantee. All requests for replacement or restoring of such Public Streets or Public Ways or private property shall be in writing to the Grantee. Grantee shall guarantee and maintain such restoration for a period of one (1) year against defective materials or workmanship.

        B. Where areas of grass have been disturbed, Grantee shall replace said grassy areas with sod as soon as is feasible. Grantee shall be responsible for the planting of the sod, including watering and fertilization, and shall inform the property owner, in writing, of the proper care of the sodding and the owner's responsibility for ongoing maintenance of the sod.

        Section 8.12: JULIE Compliance
        ------------------------------

        Grantee shall, at its own cost and expense, enter into a membership agreement and maintain its membership during the duration of the Franchise with the Joint Utility Locating Information for Excavators Corporation (hereafter referred to as J.U.L.I.E.), an Illinois not-for-profit corporation, if it has not already done so.

        Section 8.13: Open Cutting of Public Streets and Public
        -------------------------------------------------------

        The Grantee shall make reasonable effort to avoid major disturbances of street pavements, sidewalks, alleys, public and private landscaping, and all other publicly or privately held properties or structures thereupon during Cable System construction and maintenance of the Cable System. The open cutting of Public Streets and Public Ways and other paved surfaces within any public right-of-way or upon private property shall be prohibited except when specifically agreed upon by the Franchising Authority and subject to the following regulation. All cable passing under any Public Street shall be installed in conduit. Directional boring shall be the preferred method used whenever practical for installation within any Public Street and Public Way.

        Section 8.14: Installation of Cable Near Permanent and Semi-Permanent
        ---------------------------------------------------------------------
        Structures
        ----------

        Where a structure, such as a garage, driveway, sidewalk, or fence, animal shelter or tool shed, lies within the desired and approved path of any underground cable, Grantee shall use reasonable care to avoid damaging such property.

        Section 8.15: Contractor Qualifications
        ---------------------------------------

        Any contractor performing work for Grantee with respect to construction, upgrade, installation, maintenance, or repair of the Cable System, shall be properly and currently licensed under laws of the State of Illinois, and under ordinances of the Village of Glen Ellyn.

        Section 8.16: Removal or Modification of Discontinued Facilities
        ----------------------------------------------------------------

        A. Whenever Grantee intends to discontinue using any facility (exclusive of Subscriber Drop cabling) within the Public Streets and Public Ways, Grantee shall submit for the Franchising Authority's approval a complete description of the facility and the day on which Grantee intends to discontinue use of the facility. Grantee may remove the discontinued facility or request that the Franchising Authority allow it to remain in place. Notwithstanding Grantee's request that any such facility remain in place, the Franchising Authority may require that the Grantee remove any above ground facility or modify any facility in order to protect the public health, welfare, safety, and convenience, or otherwise serve the public interest.

        B. The Franchising Authority may require Grantee to perform a combination of modification or removal of such facilities. Grantee shall complete such removal or modification in accordance with a schedule set by the Franchising Authority following discussions with the Grantee. Until such time as the Grantee removes or modifies the facility, or until the rights to or the responsibility for the facility are accepted by another Person having authority to construct and maintain such facility, Grantee shall be responsible for all necessary repairs and relocations of the facility, as well as maintenance of the Public Street or Public Way, in the same manner and degree as if the facility were in active use, and Grantee shall retain all liability for such facility.

        C. If Grantee abandons its facilities, the Village may choose to use such facilities for any purpose whatsoever, including public, educational, and governmental purposes.

Section 9.0: Tree Trimming and Removal of Vegetation
----------------------------------------------------

        Section 9.1: Tree Trimming
        --------------------------

        Upon advance notice to the Village Forester and after reasonable attempts to notify the owner, occupant, or property manager of the principal building(s) adjoining a Public Street or a Public Way, the Grantee may trim trees or other vegetation owned by the Village or encroaching upon a Public Street or Public Way to prevent their branches or leaves from touching or otherwise interfering with its wires, cables, or other structures. All trimming or pruning shall be at the sole cost of the Grantee.

        Section 9.2: Contracted Services
        --------------------------------

        The Grantee may contract for said trimming or pruning services with any Person approved by the Village prior to the rendering of such services.

        Section 9.3: Removal of Other Vegetation
        ----------------------------------------

        Grantee shall not remove any shrub, plant, or vegetation on public or private property without first receiving written permission of the property owner, occupant, or property manager. Any such work shall be performed at Grantee's expense and on public property shall be subject to supervision by the Village.

        Section 9.4: Arborcultural Practices
        ------------------------------------

        All trimming of trees and other vegetation shall be in accordance with standard local arborcultural practices, and will be coordinated with the Village Forester to ensure trimming to the least necessary extent. All trimming debris shall be removed by Grantee from the work area on a daily basis.

        Section 9.5: Damage Indemnification
        -----------------------------------

        Grantee shall be responsible for, shall indemnify, defend, and hold harmless the Village, its officers, agents, and employees from and against any and all damages arising out of or resulting from the removal, trimming, mutilation, or of any injury to any tree, or trees proximately caused by the Grantee or its officers, agents, employees, contractors, or subcontractors.

Section 10: Educational Network
-------------------------------

        Section 10.1: Provision of Fiber for Educational Network
        --------------------------------------------------------

        A. Grantee shall, construct, at an identified location inside an exterior wall of each of the public educational facilities listed in Appendix A, two (2) fiber strands to be used as an educational network by the educational facilities listed on Appendix A ("Educational Network"). Such construction to be complete by no later than June 30, 1998. The Village shall pay sixty thousand dollars ($60,000.00) towards the cost of providing the Educational Network, such amount to be paid to Grantee within thirty (30) days after the completion of the Educational Network.

        B. Grantee shall construct, install, operate and maintain the Educational Network in a manner consistent with all laws, ordinances, construction standards, governmental requirements, and FCC technical standards. In addition, construction, installation and maintenance of the Educational Network shall be performed in an orderly and workmanlike manner. All cables and wires shall be installed, where possible, parallel with electric and telephone lines. Multiple cable configurations shall be arranged in parallel and bundled with due respect for engineering considerations In addition, Grantee shall provide the Village construction reports in accordance the time schedule set forth in Section 13.5 of this Agreement, that shall clearly show the progress of construction and conformance with applicable technical and engineering standards.

        C. The Educational Network may be used for transmitting video programming and other transmissions. In addition, while the users of the Educational Network are authorized to utilize the Educational Network for telephony purposes, the Educational Network may in no event be subleased or assigned to third parties for telephony or any other use.

        D. Any additional interior or exterior wiring or equipment necessary to utilize the fibers will be at the cost of the user. Further, should the Village elect to include any additional facilities (in addition to those locations listed in Appendix A to be interconnected at Grantee's expense), the Village may do so at its expense with a contractor acceptable to Grantee (approval of which shall not be unreasonably withheld) and Grantee agrees to cooperate fully with such contractor in coordinating such additional interconnections.

        Section 10.2: New or Relocated Facilities
        -----------------------------------------

        In the event of relocation of any facility connected to fiber pursuant to this Section or in the event of a newly acquired or constructed public educational facility or additional locations, Grantee will relocate or provide such fiber connection at the request of the Village, provided that fiber is reasonably accessible in existing conduit to the new location, and the Village shall reimburse the Grantee for the cost of such relocation or provision.

        Section 10.3: Interconnection With Other Educational Facilities
        ---------------------------------------------------------------

        Notwithstanding the foregoing, if technically and economically feasible, Grantee will interconnect the Educational Network with other dedicated fiber, limited access educational networks provided by other cable television operators located outside of the Village only, for the sole purpose of providing educational programming between these educational facilities. All costs associated with the interconnection with other cable operators located outside of the Village shall be the sole responsibility of the requesting party or other cable television operator.

        Section 10.4: Maintenance of Educational Network Cable
        ------------------------------------------------------

        A. Grantee shall maintain the Educational Network to the extent where the network is at all times, to be in good condition and repair. Grantee shall test the Educational Network at least biannually for video and data signal quality, and for signal leakage.

        B. Grantee shall maintain the Educational Network to the extent that signal leakage, if any, falls within the allowable parameters established by the FCC. Upon request, Grantee shall provide a copy of all FCC mandated test results to the Franchising Authority.

        C. The Educational Network shall be configured to allow for status monitoring equipment to identify potential system faults, interruptions, and outages.

        D. Grantee shall establish maintenance and repair standards applicable to the Educational Network and such standards shall be provided to the Franchising Authority. Such standards should include response to Educational Network service inquiries, hours of operation for service representatives during and after hours of business operation, availability of service, response time for requests for repairs or restoration of service during regular business hours, and during evenings and weekends, and reporting of resolution of service inquiries to users.

Section 11: System Design and Performance Requirements
------------------------------------------------------

        Section 11.1: System Configuration
        ----------------------------------

        Grantee shall maintain the Cable System to provide Channel capacity of not less than sixty-one (61) channels.

        Section 11.2: Outage Prevention
        -------------------------------

        Grantee shall install and maintain a standby power system to enable continuation of service that provides a minimum of five (5) hours duration at the Headend, and three (3) hour power supply units throughout the distribution networks.

        Section 11.3: Status Monitoring
        -------------------------------

        System Headends and distribution to the node, as well as standby power, will employ remote status monitoring.

        Section 11.4: FCC Technical Standards and Testing
        -------------------------------------------------

        A. Grantee's Cable System shall be applicable to and comply with the FCC Rules and Regulations, Part 76, Subpart K concerning technical standards.

        B. Grantee shall perform all tests necessary to determine compliance with the technical standards of FCC Rule Section 76.601 and with the standards contained in this Section. Tests shall include the following as a minimum:

             1.   Preconstruction or Preupgrade.
             2.   Initial Proof-of-Performance
             3.   Bi-Annual Proof-of-Performance Tests

             Written records of tests results shall be maintained and shall be made available to the Franchising Authority.

        Section 11.5: Technical Evaluations and Inspections
        ---------------------------------------------------

        The Franchising Authority shall have the right to conduct evaluations and inspections of Grantee's Cable System. The Franchising Authority may utilize an independent consultant or engineering firm with experience and knowledge of cable television systems who has no affiliation with the Grantee, to coordinate with Grantee in conducting tests and assessments of the Cable System. The Franchising Authority shall provide not less than ten (10) business days notice to Grantee of its intent to conduct an evaluation and/or test of the Cable System. The consultant or firm shall sign all records of tests and assessments conducted upon the Cable System, develop a report based on the findings of such tests and assessments, and provide the Cable Television Commission with a report of the test results and interpretations, including recommendations for courses of actions to remedy any identified or known deficiencies uncovered through the testing. Where testing determines that problems, deficiencies, or violations of the Franchise exist, Franchising Authority shall provide Grantee with notice of said problems, deficiencies, or violations, and provide an appropriate opportunity to cure. Where repeated and material problems, deficiencies, or violations existed causing the need for such testing, Grantee shall assume the costs and expenses for such testing.

        Section 11.6: Lockout Mechanism
        -------------------------------

        A. The Grantee shall inform each Subscriber at the time of initial subscription to Cable Service and at least annually of the availability of a lockout mechanism enabling the Subscriber to lock out a single Channel or multiple Channels.

        B. The technical configuration of Grantee's current Cable System shall allow for adult-oriented programming to be blocked or trapped out from a location in the public right-of-way to prevent the objectionable programming from entering the Subscriber residence.

        Section 11.7: Emergency Override
        --------------------------------

        A. Grantee shall configure the Cable System to enable carriage of audio and emergency override cablecasting from the Village Hall over all Channels of the Cable System in accordance with FCC regulations. Said emergency override capability shall be designed to allow either the Village President, or the Village Administrator or his designee to activate the emergency override upon declaration of a public emergency.

        B. Grantee shall comply with applicable FCC Rules and Regulations regarding Emergency Alert Systems (EAS) and testing thereof. Grantee shall provide notification to the Franchising Authority within thirty (30) days of receipt of notification of participation in the EAS and shall provide its procedures for emergency broadcast to the Village for inclusion in the Village's emergency and disaster planning procedures.

Section 12: Subscriber Services
-------------------------------

        Section 12.1: Office Hours and Telephone Availability
        -----------------------------------------------------

        A. Grantee will maintain a local, toll-free, or collect call telephone access line which will be available to its Subscribers and the public 24 hours a day, seven (7) days a week. Trained representatives will be available to respond during normal business hours.

        B. After normal business hours, the access line may be answered by an answering service or an automated response system, including an answering machine. Inquiries received after normal business hours must be responded to by a trained representative on the next business day.

        C. Under normal operating conditions, telephone answer time by a Subscriber representative, including wait time, shall not exceed thirty (30) seconds when the connection is made. If the call needs to be transferred, transfer time shall not exceed thirty (30) seconds. These standards shall be met no less than ninety (90) percent of the time under normal operating conditions, measured on a quarterly basis.

        D. Franchisee will not be required to acquire equipment or perform surveys to measure compliance with the telephone answering standards above unless an historical record of complaints indicates a clear failure to comply.

        E. Under normal operating conditions, the Subscriber will receive a busy signal less than three (3) percent of the time.

        F. Grantee shall provide bill payment locations within the Franchise Area and provide a listing of said locations to the Franchising Authority.

             Subscriber bill payment locations will be open during normal business hours and Grantee will use commercially reasonable efforts to ensure they will be conveniently located.

        Section 12.2: Installations Disconnections, Outages and Service Calls
        ----------------------------------------------------------------------

        A. Under normal operating conditions, each of the following standards will be met no less than ninety-five (95) percent of the time measured on a quarterly basis:

             1. Standard Installations will be performed within seven (7) business days after an order has been placed.

             2. Excluding conditions beyond its control, Grantee will begin working on service interruptions and outages promptly and in no event later than twenty-four (24) hours after the interruption becomes known. An outage is defined as a complete loss of picture and sound reception on all Channels affecting three (3) or more Subscribers. Grantee must begin actions to correct other service problems the next business day after notification of the service problem.

             3. The appointment window alternatives for Installations, service calls, and other Installation activities will be either a specific time or, at maximum, a four-hour time block during normal business hours. The Grantee may schedule service calls and other Installation activities outside of normal business hours for the express convenience of the Customer. The Grantee may also participate in cable industry programs which require a shorter time block than four (4) hours for response to Installations or other service calls.

             4. The Grantee shall not cancel an appointment with a customer after the close of business on the business day prior to the scheduled appointment.

             5. If Grantee's representative is running late for an appointment with a Subscriber and will not be able to keep the appointment as scheduled, the Subscriber will be contacted. The appointment will be rescheduled, as necessary, at a time which is convenient for the Subscriber.

             6. Grantee shall either abate pro rata or provide a benefit of equal or better value to a Subscriber in the event that service to that Subscriber is interrupted for more than four
                  (4) hours for any reason whatsoever, except interruption caused by acts or omissions of the Subscriber.

        Section 12.3: Service Guarantees
        --------------------------------

        The Grantee guarantees that Installations and service calls will be performed during the time period agreed upon with the Subscriber or Subscriber renumeration will be provided. Renumeration may include, but not be limited to, free Installation, service credit, or promotional items of comparable value.

        Section 12.4: Communications to Subscribers
        -------------------------------------------

        A. The Grantee shall provide written information on each of the following areas at the time of Installation of Cable Service, at least annually to all Subscribers, and at any time upon request:

             1.   Products and services offered;

             2. Prices and options for programming services and conditions of subscription to programming and other services;

             3.   Installation and service maintenance policies;

             4.   Instructions on how to use the cable service;

             5.   Channel positions of programming carried on the Cable System;

             6. Billing and complaint procedures, including the address and telephone number of the Franchising Authority's cable office;

             7.   That a lock out mechanism is available to Subscribers.

        B. Subscribers and the Franchising Authority will be notified of any changes in rates, programming services, or Channel positions as soon as possible and in writing. Notice must be given to Subscribers and the Franchising Authority a minimum of thirty (30) days in advance of such changes if the change is within the control of the Grantee. In addition, Grantee shall notify Subscribers and the Franchising Authority thirty (30) days in advance of any significant changes in the other information required by the preceding paragraph. Notwithstanding the foregoing, Franchisee shall not be required to provide prior notice of any rate change that is the result of a regulatory fee, Franchise Fee, or any other fee, tax, assessment, or charge of any kind imposed by any Federal agency, State, or the Franchising Authority on the transaction between Franchisee and the Subscriber.

        C. Grantee shall develop a procedure for complaint resolution and provide a copy of same to Franchising Authority.

        Section 12.5: Billing Procedures
        --------------------------------

        A. Bills will be clear, concise, and understandable. Bills must be fully itemized, with itemizations including, but not limited to, basic and premium service charges and equipment charges. Bills will also clearly delineate all activity during the billing period, including optional charges, rebates, and credits.

        B. In case of a billing dispute, Grantee must respond to a written complaint from a Subscriber within thirty (30) days.

        Section 12.6: Refunds
        ---------------------

        Where applicable, refund checks or credits will be issued within sixty
        (60) days of:

        A. Resolution of any billing inquiry by a Subscriber where a refund is found to be due the Subscriber; or

        B. Return of equipment supplied by the Grantee if service has been disconnected; or

        C.   Termination of service where a refund is due.

        Section 12.7: Credits
        ---------------------

        Credits for service will be issued no later than the Subscriber's next two billing cycles following the determination that a credit is warranted.

        Section 12.8: Definitions
        -------------------------

        For the purposes of this Agreement, the term "normal business hours" shall mean those hours during which most similar businesses in the Franchise Area are open to serve customers. In all cases, "normal business hours" must include some evening hours at least one night per week and/or some weekend hours. The term "normal operating conditions" mean those service conditions which are within the control of the Grantee.

        Those conditions which are not within the control of the Grantee shall include, but are not limited to, natural disasters, civil disturbances, power outages, telephone network outages, and severe or unusual weather conditions. Those conditions which are within the control of Grantee include, but are not limited to, special promotions, pay-per-view events, rate increases, regular, peak, or seasonal demand periods, and maintenance or upgrade of the Cable System.

        The term service interruption means loss of picture or sound on one or more cable Channels.

Section 13: Reports
-------------------

        Section 13.1: Financial Reports
        --------------------------------

        A. Grantee shall maintain financial records pertaining to Subscribers and utilized in calculating Gross Revenues Derived From The Operation of The Cable System.

        B. On or before one hundred twenty (120) days after the end of Grantee's fiscal year, and each successive year during the Term of this Agreement, Grantee shall submit a written annual report to the Franchising Authority, including the following information:

             1. A summary of the previous year's (or in the case of the initial reporting year, the initial year's) activities and development of the Cable System, including, but not limited to, services begun or discontinued, total number of Subscribers, and aggregate numbers of Subscribers added or discontinued during the reporting year;

             2. A list of stockholders holding five (5) percent or more of the voting interest in the Grantee;

             3.   The financial report required by Section 7.1 (c).

        Section 13.2: Customer Service Reports
        --------------------------------------

        Grantee shall provide a quarterly report to the Franchising Authority regarding the number of Cable System outages and requests for repairs within the Franchise Area. Outage reports shall include the date, cause, and duration.

        Section 13.3: FCC Reports
        -------------------------

        Grantee shall file bi-annually with the Franchising Authority a copy of its Proof-of Performance and Cumulative Leakage Index (FCC Form 320) reports conducted in compliance with FCC Technical Standards for Cable Television Systems under 47 CFR 76.600 Subpart K, et seq. Grantee shall
                                                          -- ---
        file annually with the Franchising Authority a copy of FCC Form 325 entitled "Annual Report of Cable Television Systems" or its successor.

        Section 13.4: Other Federal and State Reports
        ---------------------------------------------

        Upon request by the Franchising Authority, Grantee shall provide the Franchising Authority with a list of material filings with Federal and State authorities. Upon request of the Franchising Authority, Grantee shall provide the Franchising Authority with a copy of any material petition, application, report, or filing on this list within one (1) week of the request.

        Section 13.5: Construction or Upgrade Reports
        ---------------------------------------------

        During the upgrade of the Cable System or the initial construction of the Educational Network, Grantee shall file with the Franchising Authority a monthly construction report, in narrative and/or map form, providing a summary of the upgrade or construction activity taking place during the previous month, and a projection for the build of the Cable

        System upgrade or construction activity during the current month until construction of the Cable System within the Franchise Area has been completed. Said report shall contain any substantial deviation from prior projections and the reasons therefore.

        Section 13.6: Performance Bonds
        -------------------------------

        A. Within thirty (30) days after the Effective Date of the Franchise, the Grantee shall file with the Franchising Authority a Performance Bond in the amount of one hundred seventy-six thousand dollars ($176,000.00) to be maintained throughout the construction period of the Educational Network. Within one (1) year after the satisfactory completion of the Educational Network, the Performance Bond shall be terminated.

        B. Within thirty (30) days prior to commencing an upgrade of the Cable System, Grantee shall file with the Franchising Authority a one hundred thousand dollar ($ 100,000.00) Performance Bond to be maintained throughout the upgrade period. Within one (1) year after the satisfactory completion of the upgrade of the Cable System, the Performance Bond shall be terminated.

        Section 13.7: Programming Reports
        ---------------------------------

        Grantee shall provide the following report pertaining to its programming on the Cable System:

        If Grantee performs playback services through which a cablecast signal originates at the Grantee's Headend, a quarterly report containing the number of hours of such Public, Educational, and Governmental Access programming per month which has been cablecast on the Cable System. Such report shall also include a log stating the times each such program was cablecast on the Cable System if maintenance of such a log is required by Federal law, rules or regulations or is otherwise maintained by Grantee.

Section 14: Maintenance of Books and Records.
---------------------------------------------

        Section 14.1: Financial Books and Records
        -----------------------------------------

        A. Unless excused by written resolution of the Cable Television Commission, a Grantee shall maintain books and records of its operation in connection with activities within the Franchise Area in sufficient detail, consistent with generally accepted accounting principles to permit the Franchising Authority to audit Grantee's Gross Revenues Derived From The Operation of the Cable System.

        B. All such financial records of the Grantee shall be maintained in a manner which permits distinguishing revenues earned within the Village from revenues earned by the Grantee in other communities. Any expenses or expenditures which apply to both the Cable System within the Village and any other operations shall be reasonably allocated between such operations, consistent with generally accepted accounting principles.

        Section 14.2: Records and Books Stored at Remote Locations
        ----------------------------------------------------------

        Where Grantee is unable to locate such records specific to the Franchise Area at a location which is within the Village or within one hundred
        (100) miles of the Village, Grantee may locate such books and records at a remote location which is set forth by the Grantee with the provision that in the event that the Franchising Authority or its designee requests to inspect such records, Franchising Authority shall be provided such records or access to such records in the Chicago metropolitan area within fourteen (14) days of the request therefor.

        Section 14.3: Duration of Maintenance of Records
        ------------------------------------------------

        Grantee shall maintain the following records for the amount of time as specified by FCC rules:

        A.   Public files as required by the FCC.

        B. Signal leakage measurement logs, complaint call logs, and telephone activity reports.

        Section 14.4: Evaluation of Books and Records
        ---------------------------------------------

        A. The Franchising Authority shall have the right once per year to audit and/or inspect Grantee's records of Gross Revenues Derived From The Operation of the Cable System and supporting documentation and other such appropriate and relevant records required to be maintained by this Agreement. The Franchising Authority shall have the right to audit, and/or agreed upon procedures, in order to recompute any amounts determined to be payable under this Agreement for the purpose of verifying the correct amount of any payment required by this Agreement or the Franchise Ordinance. The Franchising Authority shall provide Grantee with no less than thirty (30) days notice of its intent to conduct an inspection or audit of Grantee's financial records.

             Grantee shall comply with the request of the Franchising Authority and make available all such books and records as are reasonably required at a location which the Franchising Authority has agreed to.

        B. If such an evaluation, audit, or agreed-upon procedures discloses a deficiency in the amount paid as against the amount which should have been paid, the Grantee forthwith shall pay the amount of such deficiency to the Village as well as:

             1. The costs of such evaluation, audit, or agreed-upon procedures if it is properly determined by the accountant or auditor chosen by the Franchising Authority that the Grantee's annual payment due to the Franchising Authority for the year being audited is increased by more than five (5) percent; otherwise such costs shall be borne by the Franchising Authority, and;

             2. Interest on the amount of such deficiency shall be required from and after thirty (30) days from the date for which the payment was to have been made. Such interest shall be at an annual rate of two (2) percentage points over the prime rate charged by the Bank of America, Chicago Main Branch in effect on the thirty-first (31st) day following the due date.

                  Any additional amount due as a result of such evaluation, audit or agreed-upon procedures shall be paid within thirty
                  (30) days following written notice to the Grantee by the Franchising Authority which notice shall include a copy of the evaluation report, audit report, or agreed-upon procedures report.

        Section 14.5: Non-Financial Books and Records
        ---------------------------------------------

        Grantee shall make available to the Franchising Authority such other nonfinancial information, reports, books, or records pertinent to enforcing the terms of the Franchise in such forms and at such times as the Franchising Authority or its representative may reasonably request. The Franchising Authority shall provide to Grantee at least ten (10) days advance written notice to Grantee for requests of such information, reports, books or records.

        Section 14.6: Inspection of Facilities
        --------------------------------------

        The Grantee shall allow the Franchising Authority or its agent to make inspections of any of Grantee's facilities and equipment at any time upon three (3) business day's prior notice, or in the case of emergency, upon demand without prior notice. Where testing of Grantee's facilities are required, the Franchising Authority shall follow the conditions set forth in Section 11.5 hereinabove.

Section 15: Indemnification and Insurance
-----------------------------------------

        Section 15.1: Indemnification
        -----------------------------

        A. To the extent permitted by law, the Franchising Authority shall not at any time be liable for any injury or damage occurring to person or property from any cause whatsoever arising out of this Agreement of from the use, operation, or condition of the Cable System unless the Franchising Authority, its officers, officials, agents, employees or contractors engage in negligent, or willful, or reckless misconduct and are not immune from responsibility for such acts based on statute or common law.

        B. The Grantee does hereby indemnify, save and hold harmless and agrees to defend the Franchising Authority from all liens; charges; claims; demands; suits; actions; fines; penalties; losses; costs (including but not limited to, legal fees and court costs); judgments, injuries; liabilities or damages, in law or in equity; or of every and any kind and nature whatsoever arising out of or connected with the negligence or other wrongful acts or failures to act in connection with installation, operation, or maintenance or construction of the Cable System; provided, however, that the indemnity granted hereby shall not extend to liabilities of any type or kind whatsoever arising out of any acts of negligence or willful misconduct on the part of the Franchising Authority, its officers, elected or appointed officials, servants, agents, employees, contractors or otherwise, while acting on behalf of the Franchising Authority.

        C. The Franchising Authority and the Grantee acknowledge that Section 635(A) of the Cable Act limits the liability of the Franchising Authority to third parties in connection with the grant of the Franchise, and that the parties are subject to the terms and conditions of Section 635(A) of the Cable Act. Notwithstanding this provision, Grantee agrees that in addition to its duty to indemnify the Franchising Authority under Section 15.1(B) hereinabove, Grantee shall indemnify and hold harmless the Franchising Authority against all damages, losses, and expenses (including without limitation, reasonable attorneys' fees and cost of suit or defense) arising from third party suits which either: 1) challenge the authority of the Franchising Authority to issue the Franchise; or
             2) allege that, in issuing the Franchise, the Franchising Authority has acted in a disparate or discriminatory manner.

        D. The Franchising Authority shall give Grantee reasonably prompt written notice of any claim, demand, action, or proceeding for which indemnification will be sought under this provision of the Agreement and, if such claim, demand, action or proceeding is a third-party claim, demand, action or proceeding, Grantee will have the right at its expense to assume the defense of such claim, demand, action, or proceeding, using counsel selected by Grantee and reasonably acceptable to the Franchising Authority. The Franchising Authority shall have the right to monitor and participate, at its own expense, with respect to any such third-party claim, demand, action or proceeding that Grantee so defends. The Grantee shall provide Franchising Authority with periodic reports concerning any such proceeding. In connection with any such third-party claim, demand, action or proceeding, Grantee and the Franchising Authority shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the Franchising Authority, which consent the Franchising Authority shall not unreasonably withhold or deny.

        Section 15.2: Insurance
        -----------------------

        A. General Liability: Grantee shall maintain throughout the term of this Agreement, adequate proof of either self-insurance or Commercial General Liability Insurance using carriers licensed in the State of Illinois and maintaining a rating of at least A by Best Insurance Rating Services. Such insurance shall include coverages for premises and operations, underground, collapse, and explosion, and products and completed operations, and shall name as Additional Insureds the Franchising Authority, and its officers, boards, commissions, elected and appointed officials, agents and employees.

             Such insurance shall be in the amount of Five Million Dollars ($5,000,000) per occurrence and in the aggregate covering bodily injury, including death, and property damage. If the Grantee employs independent contractors, Grantee shall insure that these contractors maintain appropriate levels of insurance and that the Franchising Authority is named as an additional insured under each policy.

        B. Automobile Liability: Grantee shall maintain during the term of this Agreement, Comprehensive Automotive Liability insurance with a limit of three million dollars ($3,000,000) per occurrence combined single limit for bodily injury, including death, and property damage covering owned, non-owned and hired automobiles used in conjunction with its operations under this Agreement. Such insurance shall name the Franchising Authority as an additional insured.

        C. Workers' Compensation: Grantee shall maintain, during the course of this Agreement, Workers' Compensation coverage as prescribed by the laws of the State of Illinois and Employer's Liability coverage in an amount of not less than one million dollars ($1,000,000).

        D. Evidence of Insurance: On or prior to the effective date of this Agreement, Grantee shall furnish to the Village Administrator of the Franchising Authority Certificates of insurance upon each policy renewal evidencing all of the aforementioned types and limits of insurance to be in effect.

        E. Self-Insurance: Grantee maintains the option, at the Effective Date of this Agreement and at any time throughout the term of this Agreement, to self-insure any of the aforementioned types and or limits of insurance coverage and shall provide the Grantee with a statement certifying such self-insurance.

        F. Maintenance of Insurance Policies: The liability insurance policies required under this Section shall be maintained by Grantee throughout the term of this Agreement. Each policy of insurance shall provide that it not be canceled or materially changed without sixty (60) days written notice to the Village Administrator of the Franchising Authority.

        G. Alteration of Minimum Limits: The Franchising Authority may, following the Effective Date, increase the minimum limit(s) of the self-insurance or insurance policy(ies) required under this Section by a percentage not to exceed the percentage increase in the Consumer Price Index for the Chicago Metropolitan Statistical Area as of the Effective Date.

        H. Should Grantee elect to maintain policies of umbrella insurance pertaining to the construction, maintenance', and operation of its Cable System, the Franchising Authority shall be named as an additional insured under those policies.

        I. No Limit of Liability: The legal liability of the Grantee to the Franchising Authority and any Person for any of the matters that are the subject of the insurance policy(ies) required by this Section shall not be limited by said insurance policy(ies) or by the recovery of the amounts thereunder.

        J. Under no circumstances shall the Franchising Authority be deemed to have waived any of the insurance requirements of this Agreement by any action or omission including, but not limited to (a) allowing any work to commence by or on behalf of the Grantee before the Franchising Authority is in receipt of certificates of insurance,
             (b) failing to review any certificates of insurance received or (c) failing to advise Grantee that any certificate of insurance fails to contain all the required insurance provisions or may be deficient in any manner. Grantee agrees that the obligation to provide the insurance required under this Agreement is solely its responsibility and that it is a requirement which cannot be waived by any action, inaction or omission by the Franchising Authority.

        Section 15.3: Security Fund
        ---------------------------

        Security Fund: Grantee shall provide the Franchising Authority within thirty (30) days of the date of this Agreement a Security Fund in the form of either a cash escrow or irrevocable letter of credit. The choice of form shall be at the sole discretion of Grantee provided further that the form of letter of credit or cash escrow shall be approved by the Franchising Authority's attorney, which approval shall not be unreasonably withheld. The amount of the irrevocable letter of credit or cash escrow shall be forty thousand dollars ($40,000) and the requirement to provide such shall, except to the extent otherwise provided herein, be a continuing obligation of Grantee which shall terminate at the expiration or termination of this Agreement, provided Grantee shall not be in default under the terms of the Franchise Agreement.


        1. The Security Fund shall guarantee the compliance with all order, permits, and directions of any agency of the Franchising Authority having jurisdiction over its act or defaults of the contract, and payment by Grantee of any defaults of the contract, and the payment by Grantee of any claims, liens, and taxes due the Franchising Authority which arise by reason of the construction, operation, or maintenance of the Cable System.

        2. Within ten (10) days after notice to it that any amount has been withdrawn by the Franchising Authority from the Security Fund pursuant to this Section, Grantee shall restore such Security Fund to the original amount. If Grantee fails to restore such fund after twenty (20) days, such failure shall constitute a material breach of the Franchise.

        3. If Grantee fails, after thirty (30) days notice to pay the Franchising Authority any Franchise Fees or taxes due and unpaid, or fails to repay to the Franchising Authority within such thirty
             (30) days, any damages, costs, or expenses including reasonable attorneys' fees which the Franchising Authority shall be compelled to pay by any act or default of Grantee in connection with this Franchise; or fails after thirty (30) days notice of such failure by the Franchising Authority, to comply with any provision of the Franchise which the Franchising Authority reasonably determines can be remedied by an expenditure of the security, the Franchising Authority may immediately withdraw or call on the amount thereof, with interest, from the fund. Upon such withdrawal, the Franchising Authority shall notify Grantee of the amount and date thereof.

        4. The Security Fund provided pursuant to this Section shall become the property of the Franchising Authority in the event that the Franchise is canceled by reason of the default of the Grantee or revoked for cause. Grantee, however, shall be entitled to the return of the Security Fund, or portion thereof, as remains on deposit at the expiration of the Term of the Franchise, or upon termination of the Franchise at an earlier date, provided that there is then no outstanding default on the part of the Grantee.

        5. The rights reserved to the Franchising Authority with respect to the Security Fund are in addition to all other rights of the Franchising Authority whether reserved by this Agreement or authorized by law, and no action, proceeding, or exercise of a right with respect to such Security Fund shall affect any other right the Franchising Authority may have.

        6. If the amount of the Security Fund should be insufficient to provide the total payment due the Franchising Authority under any provisions of this Agreement, the balance of such payment shall continue as an obligation of grantee to the Franchising Authority, and shall accrue until paid, at the rate of two (2) percent over the prime interest rate calculated monthly as established by the Bank of America, Chicago Main Branch, or its successor, for the time during which the delinquency existed.

Section 16: Programming
-----------------------

        Section 16.1: Categories of Service to be Provided
        --------------------------------------------------

        Grantee shall provide on the Cable System all over-the-air broadcast stations required to be carried by Federal law or FCC regulations. Grantee shall provide a wide range and diversity of programming for Subscribers. Such categories shall include, but not be limited to, general entertainment programming, community, educational, religious, cultural, and children's programming, and local, regional and national news, sports, weather and public affairs programming.

        Section 16.2: Local Origination Programming
        -------------------------------------------

        Grantee shall provide the community with such local origination programming of interest to Persons in the Village of Glen Ellyn.

        Section 16.3: Public, Educational, and Governmental Channels
        ------------------------------------------------------------

        A. Grantee shall provide three (3) Channels to be allocated among public, educational, and governmental (PEG) usage as determined by the Village.

        B. The Governmental Access Channel shall be reserved for the use of the Village of Glen Ellyn, DuPage County, and any other unit of local government which provides services to all or any portion of the Village of Glen Ellyn.

        C. The Educational Access Channel shall be made available to educational institutions serving the Village of Glen Ellyn. Local educational institutions may develop rules and regulations for the use of Educational Access Channel space. Upon the request of an educational institution user of such Channel, Grantee may agree to provide educational programming available through Cable Operators or their consortia, such as Cable in The Classroom.

        D. Public Access Channel space shall be made available to the Glen Ellyn Cable Communications Foundation, and the residents, organizations, and institutions of Glen Ellyn.

        E. In the event of an upgrade of the Cable System that increases Channel capacity, within sixty (60) days after receipt of the Village's request, Grantee shall provide an additional Channel for noncommercial public, educational, or governmental programming in the event that the three PEG channels are then currently fully utilized.

             1. As used herein, "fully utilized" shall mean utilized for original, non duplicative, locally produced PEG programming not less than six (6) hours per day, five (5) days per week, for a period of eight (8) consecutive weeks.

             2. The additional Channel provided pursuant to this Section shall be reviewed annually by joint review of the Grantee and the Village thereafter; and upon such annual review, the additional Channel shall continue to be made available to the extent that the PEG Channels, (including the original PEG Channels), were at least eighty (80) percent fully utilized throughout the preceding year. If such usage requirement is not met, usage of the additional PEG Channel shall terminate subject to reactivation at the request of the Village upon demonstration that the three original PEG channels are fully utilized, and to the annual review provided herein. In no event shall non-PEG programming be included in determining whether the Channels are fully utilized. Non PEG programming shall include that programming which is defined as commercial in nature under the conditions of Sections 611 and 612 of the Cable Communications Policy Act of 1984, as amended.

        Section 16.4: Support for PEG Programming
        -----------------------------------------

        Grantee will donate the equipment listed on Appendix B to the Village, in "as is" condition, to be used by PEG access users for production of PEG programming. Grantee will retain this equipment, and continue access production at Grantee's facilities until October 1, 1997, or until the Franchising Authority has secured another location for PEG production, whichever date should first occur.

        Grantee shall pay to the Village, quarterly within forty-five (45) days of the last day of each quarter, an amount equal to one percent (1.0%) of Gross Revenues Derived From the Operation of The Cable System as defined in this Agreement. In consideration, however, for Grantee making the studio available to PEG users until October 1, 1997, or until the Franchising Authority has secured another location for PEG production, whichever date should first occur, Grantee shall not pay the one percent (1.0%) of Gross Revenues Derived From the Operation of The Cable
        System, during this period of time.

        Section 16.5: Leased Access Channel Space
        -----------------------------------------

        Grantee shall make available Channel space for leased access programming. The Grantee shall adhere to all applicable FCC regulations with respect to the rates for such Channel space.

Section 17: Grantee Default and Remedies
----------------------------------------

        Section 17.1: Liquidated Damages For Failure to Meet Construction or
        --------------------------------------------------------------------
        Upgrade Schedule
        ----------------

        If the Grantee fails to meet the construction completion date set forth in the construction schedule for the Educational Network or upgrade of the Cable System (unless extended by the Franchising Authority) and then fails to do so in a timely manner after written notice and a reasonable opportunity to cure, the Franchising Authority may, as its sole and exclusive remedy, assess against the Grantee liquidated damages in the amount of $500 per day or part thereof until the construction or upgrade is completed; provided, however, that Grantee shall first have a reasonable opportunity to cure any such default. Franchising Authority's right to assess the aforesaid liquidated damages cannot be applied if Grantee commences to cure said default within a reasonable time provided, however, Grantee continues diligently in pursuit of such cure. The amount of such liquidated damages as determined by the Franchising Authority shall, without proof, be deemed to represent damages actually sustained by the Franchising Authority by reason of said failure to complete the construction, and shall not be considered as a penalty. Prior to the Grantee's payment of the $500 per day liability, Grantee shall have the right, at its request, to a hearing in which it may participate and seek to demonstrate its compliance. Payment of any such liquidated damages shall be made within twenty-one (21) days of its final assessment.

        Such liquidated damages shall not exceed, in the aggregate, twenty thousand dollars ($20,000) and shall constitute Franchising Authority's sole and exclusive remedy until the maximum liquidated damages are reached for such failure(s).

        Section 17.2: Continuous Operation of the Cable System
        ------------------------------------------------------

        In the event of any dispute between the Grantee and the Franchising Authority regarding compliance with or any other aspect of this Agreement, both parties agree to cooperate with one another in good faith to assure as much as possible the smooth, continuous operation of the Cable System and the provision of service of the highest possible quality to Subscribers.

        Section 17.3: Causes for Revocation
        -----------------------------------

        In addition to all other rights, powers, or remedies pertaining to the Franchising Authority in connection with this Agreement or otherwise, the Franchising Authority reserves the right to revoke the Franchise and all rights and privileges of Grantee under this Agreement if any of the following events shall occur and be continuing:

        A. Substantial failure on more than one occasion to comply with any material provision of the Agreement or any other local, state, or Federal law or regulation of a nature such as to prevent Grantee from carrying out the terms of this Agreement for a period of more than one (1) month. In addition and without an exclusion of other causes for revoking the Franchise, the Franchising Authority may revoke this Franchise in the event the Grantee shall make a sale, agreement, delegation, assignment, or the transfer of its corporate stock or its rights under this Franchise Agreement contrary to the provisions of Section 21 (Transfers) hereinbelow or shall fail in its obligations under Section 15.3 C (Security Fund) or Section 7.2 (Permit Fee Payments) herein.

        B. Grantee does not pay any portion of the fees, payments, or contributions required under this Agreement when due and payable.

        C. Any material representation or warranty made by Grantee in connection with the Franchise shall be false in any material respect when made.

        D. Grantee shall repeatedly violate any other material covenant, agreement, or condition of the Franchise and such violation shall not have been corrected, within such reasonable period of time to cure as granted to Grantee by the Franchising Authority pursuant to the provisions of this Section.

        E. Grantee shall apply to any tribunal for the appointment of a trustee or receiver of any substantial part of the assets of Grantee or commences any bankruptcy, reorganization arrangement, insolvency, readjustment of debt, dissolution, or other liquidation law of any jurisdiction, or any such application shall be filed, or any such proceedings shall be commenced, against Grantee, and Grantee indicates its approval, consent, or acquiescence, or an order shall be entered appointing such trustee or receiver or adjudicating Grantee bankrupt or insolvent, or approving the petition in any such proceeding, and such order remains in effect for thirty (30) days.

        F. Any order is entered in any proceeding against Grantee decreeing the dissolution or split-up of Grantee and such order remains in effect for sixty (60) days.

        G. A failure by Grantee to provide or maintain in full force and effect the liability and indemnification coverage or the Security Fund as required herein.

        H. Frequent and material violations by Grantee of any orders or rulings of any regulatory body having jurisdiction over Grantee relative to this Franchise.

        I. Grantee attempts to evade any of the provisions of this Agreement or practices any fraud or deceit upon the Franchising Authority.

        J.   Any breach of Section 32 of this Agreement.

        Section 17.4: Procedures for Revocation
        --------------------------------------

        If it appears to the Franchising Authority that, by reason of one or more causes specified in Section 17.3 above, grounds exist for revoking Grantee's Franchise, the following procedures shall then be followed:

        A. The Franchising Authority shall state in writing the nature of such grounds for revocation, and that Grantee comply with the requirement, limitation, term, condition, rule, or regulations which the Franchising Authority deems to be applicable. The Franchising Authority shall provide Grantee with a copy of each such written demand.

        B. If the failure, refusal, or neglect of Grantee continues for a period of thirty (30) days following such written demand, the Franchising Authority may place a request for revocation of the Franchise upon the next regular meeting agenda, or called special meeting of the Cable Television Commission. In such event, the Franchising Authority shall cause to be served upon Grantee, a notice in writing of its intent to request a revocation of Grantee's Franchise. Such notice shall state the time and place of the meeting of the Cable Television Commission and shall be served on Grantee at least fourteen (14) days prior to said meeting. In addition to the foregoing, notice of such request shall be published by the Franchising Authority Clerk at least once during the seven (7) day period preceding the meeting of the Cable Television Commission in a newspaper of general circulation within the Franchise Area.

        C. The hearing on revocation shall be conducted as an administrative hearing with the Village having the obligation to prove the grounds of revocation by a preponderance of the evidence.

        D. Within thirty (30) days after the conclusion of the hearing, the Commission shall submit its written findings of fact, and conclusions of fact and law to the Village Board, together with its recommendation as to whether or not in its opinion the Franchise should or should not be revoked. The Commission's recommendation shall not be binding upon the Village Board and the Board may receive additional evidence.

        E. If the Village Board should determine that the Grantee's Franchise should be revoked, the Franchising Authority may, by resolution or ordinance, order a final revocation of the Franchise and the forfeiture of the Security Fund, or order a revocation to take place unless there is compliance by the Grantee within such period as the Franchising Authority shall designate. Grantee may appeal the decision of the Franchising Authority to a court of competent jurisdiction for de novo review.
                              -- ----

        F. The termination of Grantee's rights under this Franchise shall in no way affect any other rights the Franchising Authority may have under the Franchise or under any provision of law or ordinance.

        Section 17.5: Effective Date of Revocation
        ------------------------------------------

        Revocation of Franchise shall be effective no earlier than six (6) months after the effective date of the resolution or ordinance providing for such revocation. During such period of time, Grantee, if directed to do so by the Franchising Authority, shall remove the visible portion of the Cable System from the corporate limits of the Franchising Authority, under the supervision of the Franchising Authority and in conformance with all ordinances, rules, regulations, policies, and procedures of the Franchising Authority. At its sole option, the Franchising Authority may allow Grantee to transfer or assign the Franchise or the Cable System according to the provision of this Agreement rather than requiring the Grantee to remove the Cable System as described herein. Nothing herein shall relieve Grantee from complying with all terms and conditions of this Agreement upon or after the Franchising Authority passes a resolution or ordinance or revocation.

        During such interim period in which Grantee continues to provide service Franchising Authority shall be entitled to all Franchise Fees generated.

        Section 17.6: Liquidated Damages and Lesser Sanctions
        -----------------------------------------------------

        A. In the event any of the events listed in Section 17.3 hereof shall occur and be continuing, the Franchising Authority as an alternative to revocation and without the procedural requirements contained within Sections 17.4 and 17.5, may require Grantee to pay as liquidated damages and as Franchising Authority's exclusive remedy for such lesser breaches of the Agreement as are set out below, the sums of money according to the following schedule, provided, however, that no such damages shall be imposed until Grantee has been given notice and reasonable opportunity to cure. If, following such notice and opportunity to cure, it is determined that the payment of any liquidated damages is appropriate, the Franchising Authority may withdraw from the Security Fund.

             1. Failure to file required documents, applications, or reports within the Grantee's control with the Franchising Authority:
                  ..... $100.00 per day or part thereof.

             2. Failure to produce all required records, within fourteen (14) days of said notice, for Franchising Authority's inspection:
                  ..... $100.00 per day or part thereof.

             3.   Failure to conform to any material term or condition of this
                  Agreement:
                  ..... $300.00 per day or part thereof.

        B. The sanction of liquidated damages shall not preclude the Franchising Authority from revoking the Franchise based upon repeated violations for which liquidated damages have been imposed.

        C. Such liquidated damages for such failures described in this Section shall not exceed in the aggregate, twenty thousand dollars ($20,000).

Section 18: Surrender Privilege
-------------------------------

        Grantee may surrender the Franchise upon written approval by the Franchising Authority by filing with the Village Clerk a written notice of its intention to do so at least six (6) months prior to the surrender date. On the surrender date specified in the notice, all of the Cable System facilities located within the Franchise area, shall be transferred to the Franchising Authority. In the event of the surrender of the Franchise, the principal amounts of the construction guarantees and Security Fund, if same are in effect, shall be surrendered to the Franchising Authority. Further, the surrender of the Franchise shall not excuse Grantee from any unfulfilled obligations or duties which accrued prior to the date of surrender.

Section 19: Compliance With Laws: Severability
----------------------------------------------

        Section 19.1: Compliance With All Applicable Laws
        -------------------------------------------------

        Notwithstanding any other provisions of this Agreement to the contrary, Grantee shall at all times comply with all applicable laws of general applicability, and regulations of the Federal, state, county, and municipal governments and all administrative agencies of those governments, including, but not limited to, judicial orders; provided, however, that if any such Federal, state, county, or municipal law or other applicable regulation shall require the Grantee to perform any service, or shall prohibit the Grantee from performing any service, in conflict with the terms of this Agreement or of any law or regulation of the Franchising Authority existing as of the date of this Agreement, then Grantee shall be excused from performance under this Agreement; provided that it acts in good faith reliance on such Federal, state, county, or municipal law or regulation, pending resolution of such conflict; provided, further, that from the date of this Agreement through and until the expiration of the term of the Franchise granted under this Agreement, no change made by the Franchising Authority in its ordinances or regulations shall amend the Franchise or this Agreement without the Grantee's written consent.

        Section 19.7: Primacy of Franchise Agreement
        --------------------------------------------

        In the event of a conflict between this Agreement and any local law, rule, or regulation, including, without limitation, any ordinance authorizing the grant of a cable television franchise, the terms of this Agreement shall prevail. Further, existing Sections 3-34-11(B) and (D), 3-34-12, 3-34-13, 3-34-14, 3-34-18, 3-34-29(G) and (J), 3-34-36, 3-34-
        37(B), 3-34-41, 3-34-43(C), 3-34-45(A) and 3-34-46(B) and (C) shall not be applicable to Grantee.

        Section 19.3: Severability
        --------------------------

        If any provision of this Agreement or any related agreement is held by any court or by any Federal, state, or county agency of competent jurisdiction to be invalid as conflicting with any Federal, state, or county law, rule, or regulation now or hereafter in effect, or is held by such court or agency to be modified in any way in order to conform to the requirements of any such law, rule, or regulation, said provision shall be considered as a separate, distinct, and independent part of this or such other Agreement, and such holding shall not affect the validity and enforceability of all other provisions hereof or thereof in the event that such law, rule, or regulation is subsequently repealed, rescinded, amended, or otherwise changed, so that the provision hereof or thereof which had been held invalid, or modified is no longer in conflict with the law, rules, and regulations then in effect, said provision shall thereupon return to full force and effect and shall thereafter be binding on the parties hereto, provided that the Franchising Authority shall give the Grantee sixty (60) days written notice of such change before requiring compliance with such provision.

        Section 19.4: Modification Rights
        ---------------------------------

        If the Franchising Authority determines that a material provision of this Agreement or any related agreement is affected by such action of a court or of the Federal, state, or county government, the Franchising Authority and Grantee shall have the right to modify any of the provisions hereof or in such related agreements to such reasonable extent as may be necessary to carry out the full intent and purpose of this Agreement and all related agreements.

        Section 19.5: Periodic Franchise Revisitations
        ----------------------------------------------

        Within ninety (90) days of the third, sixth, ninth, and twelfth anniversaries of this Agreement, Grantee and Franchising Authority shall jointly meet, if requested by either party, to discuss revisiting certain provisions of the Franchise Agreement and discuss potential changes to the Franchise Agreement due to changes in technology (including signal trapping technology), an upgrade of the Cable System, law or regulation, and the changing cable-related needs and interests of the community. Based on the outcome of such meeting(s) and discussion(s), the parties may amend this Agreement to incorporate changes which have been mutually agreed upon by the Franchising Authority and the

        Grantee. The Franchising Authority and the Grantee may, at their discretion, jointly agree to meet at more frequent intervals than those indicated above if so warranted.

Section 20: Taxes
-----------------

        Nothing contained in this Agreement shall be construed to exempt the Grantee from any tax, levy, or assessment which is or may later be authorized by law; provided any tax, levy, or assessment on Cable Service is equally applicable to all other providers of Cable Service in the Franchise Area.

Section 21: Sale or Transfer of Franchise
-----------------------------------------

        Section 21.1: Procedure
        -----------------------

        This Franchise or the Cable System hereunder shall be sold, assigned, delegated, or transferred only in accordance with this Section.

        A. In the event of a change of control of the Grantee ("change of control shall mean a change in ownership of a majority interest in voting stocks), the parties to the sale or transfer shall make a written request to the Franchising Authority for its approval of sale or transfer ("Transfer Requiring Approval"). The written request shall be accompanied by information required by FCC rules and shall be presented on FCC Form 394, or its successor.

        B. In accordance with the Cable Act, the Franchising Authority shall have one hundred twenty (120) days from receipt of the information referred to in Subsection (A) above to act upon the request for approval. If the Franchising Authority fails to render a final decision on the request within that time, the request shall be deemed granted unless the Grantee and the Franchising Authority agree to an extension of time.

        C. During the review period described in Subsection (b) hereinabove, the Franchising Authority may advise the Grantee that a public hearing is deemed necessary to evaluate any potential adverse effect of the sale or transfer upon the Grantee's Subscribers. In such event, the Grantee shall have written notice of the hearing, and of the opportunity to participate fully in it, as far in advance as possible, and in no event less than fourteen (14) days before the start of the hearing.

        D. A decision of the Franchising Authority upon a request pursuant to this Section shall be in writing and subject to review and appeal as provided in the Cable Act.

        E. The Grantee shall promptly file with the Franchising Authority a copy of the deed, agreement, mortgage, lease, or other written instrument evidencing that the Transfer Requiring Approval was effectuated.

        Section 21.2: Financial, Legal, and Technical Qualifications of Buyer
        ---------------------------------------------------------------------

        In reviewing a request for a sale, transfer, or delegation pursuant to
        Section 21.1, the Franchising Authority may inquire into the technical, legal, and financial qualifications of the prospective controlling party, and the Grantee shall assist the Franchising Authority in so inquiring. The Franchising Authority shall not unreasonably withhold its approval. In no event shall a transfer, delegation, or assignment of ownership or control be approved without the transferee, delegate, or assignee becoming a signatory to the Franchise.

        Section 21.3: Common Control
        ----------------------------

        Notwithstanding anything to the contrary, no consent or approval by the Franchising Authority shall be required for a transfer or assignment to any person or entity controlling, controlled by, or under the same common control as the Grantee, or for any sale, transfer, or assignment other than a Transfer Requiring Approval.

        Section 21.4: Unauthorized Transfer
        -----------------------------------

        Any unauthorized transfer shall be deemed a material breach of the Franchise.

Section 22: Subscriber Privacy
------------------------------

        Section 22.1: Cable Act Compliance
        ----------------------------------

        The Grantee shall comply with the terms and conditions of Section 631 of the Cable Act (47 CFR 551) as now or hereafter amended.

        Section 22.2: Tapping Prohibited Without Consent
        ------------------------------------------------

        Grantee shall not, nor shall Grantee knowingly permit any Person, agency, or entity, without the Subscriber's consent, to tap, or arrange for the tapping, of any cable, line, signal input device, or Subscriber outlet or receiver for any purpose except routine maintenance of the Cable System, polling with audience participation, judicial order, or audience viewing surveys to support advertising research regarding viewers where individual viewer behavior cannot be identified.

        Section 22.3: Grantee to Prevent Invasions of Privacy
        -----------------------------------------------------

        In the conduct of providing its services or pursuit of any collateral commercial enterprise resulting therefrom, Grantee shall take any and all necessary action to prevent an invasion of a Subscriber's right to privacy or other personal rights as such rights are defined by applicable law. Grantee shall not without lawful court order utilize the Cable System's interactive two-way equipment or capability for unauthorized personal surveillance of any Subscriber.

        Section 22.4: No Exchange of Personalized Data Without Subscriber
        -----------------------------------------------------------------
        Consent
        -------

        Except to the extent permitted by law, the Grantee shall not sell or otherwise make available to any third parties, lists of the names and addresses of Subscribers, which identifies Subscriber viewing habits, or personalized data pertaining to a Subscriber's use of any of Grantee's services without the express written consent of the Subscriber to which the personalized data pertains. For the purposes of this Section, "personalized data" shall mean the name and address of an individual Subscriber directly associated with data obtained on his or her use of specific services provided by or through the Grantee. Nothing herein shall be construed to prevent, as a normal incident of commercial enterprise, the sale or availability of "non-personalized" or "aggregated data" which is not personalized data as defined herein.

Section 23: Cable Service to Public Facilities
----------------------------------------------

        Grantee shall provide one (1) free Standard Installation drop, including free Basic Service, exclusive of premium or pay-per-view services, to each of the public facilities listed in Appendix C. The cost for Installation of any internal wiring shall be at the cost of the public facility user. In addition, where the public facility is more than 250 feet from the existing Cable System, the public facility user will be required to contribute the actual cost of material and labor for the portion of construction that is beyond the 250 feet described herein; this 250 feet rule shall also govern installations to any public facilities that are eligible to receive a free Standard Installation and free Basic Service, that are located in areas adjacent to the Franchise Area which are annexed by the Franchising Authority during the Term of this Agreement.

Section 24: Statute of Limitations
----------------------------------

        Any claim or legal action arising from or in connection with any failures in the operation or the performance or non-performance of any obligation hereunder including payment of any amounts due must be brought within five (5) years after the party entitled to the cause of action knew or with the exercise of reasonable diligence should have known of the cause of action.

Section 25: Service of Notice
-----------------------------

        Section 25.1: Form of Service
        -----------------------------

             All notices required or permitted to be given to either party by the other party under any provisions of this Agreement shall be in writing and shall be deemed served:

        A. When delivered by hand, or by Federal Express or similar service to that party's address set forth below during normal business hours; or

        B. When mailed to any other Person designated by that party in writing in this Agreement to receive such notice, via certified United States Mail, return receipt requested.

        Section 25.2: Contacts for Notice
        ---------------------------------

        Notice shall be given to the following:

        A.   If to Franchising Authority:

             Village of Glen Ellyn
             Office of the Village Administrator
             535 Duane Street
             Glen Ellyn, Illinois 60137

             with a copy to:

             Ancel, Glink, Diamond, Cope & Bush
             140 South Dearborn Street
             Chicago, Illinois 60603
             Attn: Stewart Diamond

        B.   If to Grantee:

             Jones Growth Partners, L.P.
             1101 E. Roosevelt Road
             Wheaton, IL 60187
             Attn: General Manager

             with a copy to:

             Jones Intercable, Inc.,
             9697 East Mineral Avenue
             Englewood, Colorado 80155-3309
             Attn: Legal Department

Section 26: Force Majeure
-------------------------

        Any delay, preemption, or other failure to perform, caused by factors beyond the parties' reasonable control, such as an act of God, labor dispute, non-delivery by suppliers, war, riot, technical breakdown of the Cable System or government, administrative, or judicial order or regulation, shall not result in a default of the Agreement. Each party shall exercise its reasonable efforts to cure any such delays and the cause of such delays, and performance under the terms of this Agreement shall be excused for the period of time during which such factor continues. For the purpose of this Section, the term "Technical breakdown of the Cable System" shall mean a failure of the Cable System which has been caused by accident, sabotage, forces of nature, or other origins beyond the control of the Grantee which have prevented any of the Cable System's Subscribers from receiving cable service for a period of more than twelve (12) consecutive hours; provided, however, that this provision shall apply only to those customers not receiving Cable Services as a result of the technical breakdown of the Cable System.

Section 27: Renewal of Franchise
--------------------------------

        Section 27.1: Renewal in Accordance with Cable Act
        --------------------------------------------------

        This Franchise may be renewed in accordance with the terms and conditions set forth in Section 626 of the Cable Act (47 CFR 546), as now or hereafter amended.

        Section 27.2: Renewal a Factor for Grantee's Obligations
        --------------------------------------------------------

        The Franchising Authority acknowledges that the Grantee will make a substantial investment in providing facilities and services pursuant to this Franchise Agreement and that renewal of the Franchise, provided it meets the criteria specified in applicable law, is a significant factor in the Grantee's willingness to assume its obligations hereunder.

Section 28: Oral Modification
-----------------------------

        This Franchise Agreement shall not be changed, modified, or amended in whole or in part except in writing and signed by all of the parties.

Section 29: Entire Agreement
----------------------------

        This Agreement and the documents and Appendices that are referred to in this Agreement constitute the entire Agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, and there are no representations or other agreements among the parties in connection with the subject matter of this Agreement, except as specifically set forth under this Agreement.

Section 30: Obligations to Continue Throughout Term
---------------------------------------------------

        Unless otherwise specifically stated, all obligations under this Franchise Agreement shall continue throughout the entire term or extension of this Agreement.

Section 31: Acceptance
----------------------

        Section 31.1: Franchise Not Arbitrary or Unreasonable
        -----------------------------------------------------

        Grantee expressly acknowledges that upon accepting the Franchise it did so relying on its own investigation and understanding of the power and authority of the Franchising Authority in connection with the Cable System and this Agreement. By the acceptance of the Franchise, Grantee acknowledges that it will not at any time in any court or other proceedings allege in any claim or proceeding by Grantee against the Franchising Authority that any provision, condition, or term of this Agreement (and those portions of Chapter 34 of the Village Code that remain applicable by virtue of this Agreement) are unreasonable or arbitrary, or that at the time of acceptance of this Agreement by Grantee, any such provision, condition, or term was void, or that the Franchising Authority had no power or authority to make or enforce any such provision, condition, or term, except as to those matters preempted by state or Federal law and not waived herein.

        Section 31.2: Grantee Not Induced to Accept Franchise
        -----------------------------------------------------

        Grantee, by acceptance of the Franchise, acknowledges that it has not been induced to enter into the Franchise by any understanding, or promise, or other statement not expressed herein, whether oral or written, concerning any term or condition of the Franchise regardless of whether such statement was made by or on behalf of the Franchising Authority.

        Section 31.3: Grantee Accepts Reasonable Risks of Franchise
        -----------------------------------------------------------

        Grantee further acknowledges by acceptance of the Franchise that it has carefully read the terms and conditions of this Agreement and is willing to and does accept the reasonable risks related to the possible interpretations of the provisions, terms, and conditions herein.

Section 32: No Most Favored Nations Clause
------------------------------------------

        Grantee agrees not to include a most favored nations clause in any franchise agreement within the State of Illinois after the effective date of this Agreement. A most favored nations clause is one that provides for the automatic amendment or right to amendment of any terms or conditions of the Franchise Agreement to include the terms and conditions more favorable to a Franchising Authority, in another franchise agreement. Grantee shall provide the Franchising Authority annually with a statement certifying that Grantee has not, within the State of Illinois, entered into any franchise agreement containing a most favored nations clause. In the event that Grantee does enter into a most favored nations clause with a Franchising Authority located within the State of Illinois by means of a franchise agreement, or amendment thereto, after the effective date of this Agreement, said clause will become applicable to this Franchise Agreement.

Section 33: No Waiver
---------------------

        Failure to enforce any term or provision of this Agreement shall not constitute a waiver of the parties rights to enforce any provision of this Agreement in the future.

Section 34: Village's Rights Not Waived
---------------------------------------

        Except as otherwise specifically and expressly provided in this Agreement, neither the granting of this Franchise nor any provision governing this Franchise shall constitute a waiver or bar to the exercise of any governmental right or power of the Village provided such exercise does not materially and adversely affect the rights provided Grantee in this Agreement.

Section 35: Choice of Forum
---------------------------

        Any proceeding brought under this Agreement shall be brought in either the County of DuPage or the United States District Court for the Northern District of Illinois.

        IN WITNESS THEREOF, the parties have signed below effective as of the Effective Date, by their duly authorized representatives.

VILLAGE OF GLEN ELLYN, ILLINOIS     JONES GROWTH PARTNERS, L.P.

                                    By: JONES SPACELINK CABLE CORPORATION
                                    its General Partner, a Colorado Corporation,

By: [SIGNITURE ILLEGIBLE]           By: [SIGNATURE ILLEGIBLE]
   ----------------------------        ----------------------------------
Title: Acting Village President     Title: Vice President/Operation
      -------------------------            ------------------------------

ATTEST:                             ATTEST:

[SIGNATURE ILLEGIBLE]               /s/ Katherine A. LeVoy
-------------------------------     -------------------------------------
Village Clerk                       Ass't Secretary

                                                                      Appendix A

                   Connections Sites for Educational Network
                   -----------------------------------------


School District No. 41
----------------------

Benjamin Franklin Elementary School     - 350 Bryant
Churchill Elementary School             - 240 Geneva
Abraham Lincoln Elementary School       - 380 Greenfield
Forest Glen Elementary School           - 591 Elm
Hadley Jr. High                         - 240 Hawthorne

School District No. 87
----------------------

Glenbard West High School               - 670 Crescent Blvd.

School District 89
------------------

Glen Crest Middle School                - 725 Sheehan Avenue
Park View Elementary School             - 250 South Park Blvd.

College of DuPage                       - 22nd & Lambert Road
-----------------

                                  APPENDIX B

              EQUIPMENT TO BE DONATED TO GLEN ELLYN PUBLIC ACCESS

Equipment Model              Description                   Serial #

Panasonic AG-6300            VHS Record Deck               A8TA00145
Sony VO-5800                 3/4" Record Deck              12800
Sony VO-5800                 3/4" Record Deck              16858
Sony VO-5850                 3/4" Record Deck              10254
Sony RM-440                  Edit Control Unit             11989
Sony RM-440                  Edit Control Unit             13526
Videotek RM-12RA             Trinitron Color Monitor       182448B
Videotek RM-12RA             Trinitron Color Monitor       182463B
Videotek RM-12RA             Trinitron Color Monitor       182449B
Videotek RM-12RA             Trinitron Color Monitor       282024B
Panasonic WV-5350            Black & White Monitor         21Z01652
Panasonic WV-5350            Black & White Monitor         21Z02024
Panasonic WV-5350            Black & White Monitor         21Z01742
Panasonic WV-5350            Black & White Monitor         1ZZ01242
Panasonic WV-5350            Black & White Monitor         1ZZ01114
Panasonic WV-5350            Black & White Monitor         1ZZ01113
Technics SL-1200MK2          Direct Drive Turntable        MJ6214F293
Akai CS-F12                  Cassette Deck                 71020 35074
Shure M67                    Audio Mixer                   N/A
Realistic 42-2110            Audio Input Selector          N/A

                                  APPENDIX B

              EQUIPMENT TO BE DONATED TO GLEN ELLYN PUBLIC ACCESS

Equipment Model              Description                        Serial #

Sony MX-670                  6 Channel Audio Mixer              402474
Quanta QCG/300/DD            Character Generator                Q300-11
Hitachi OP-221               Camera Operation Panel             2080693
Hitachi OP-221               Camera Operation Panel             2060563
Hitachi OP-10                Camera Operation Panel             2050299
Tektronic 528A               Waveform Monitor                   B014846
Tektronic 1420 NTSC          Vectorscope                        B059866
Tektronic 1470               Sync Generator                     B052725
Fortel CCDHP                 Time Base Corrector                89617402
Microtime T-120              Time Base Corrector                TYP 8500 N
Scientific Atlanta 6350      Modulator                          34941
Di-Tech 103                  DA                                 N/A
Laird Telemedia 2525         Slide Chain Remote Control         N/A
Sony RM-500                  Remote Control Unit                N/A
Telex CS-83                  1 Cup Headset w/ 1/2" Splitter     63300-002
Telex CS-83                  1 Cup Headset w/ 1/2" Splitter     63300-002
Setcom 5-TV12                2 Cup Headset                      N/A
Setcom 5-TV12                2 Cup Headset                      N/A
Setcom 5-TV12                2 Cup Headset                      N/A
Hitachi AT-21                Viewfinder Adaptor                 N/A

                                  APPENDIX B

              EQUIPMENT TO BE DONATED TO GLEN ELLYN PUBLIC ACCESS

Equipment Model              Description                   Serial #

Hitachi AT-21                Viewfinder Adaptor            N/A
Hitachi GM-5N                Monitor Viewfinder            *002064
Hitachi GM-5N                Monitor Viewfinder            *002003
Hitachi GM-3BU               Eyepiece Viewfinder           200309
Hitachi FP-21U               Camera                        2021184
Hitachi FP-21U               Camera                        2061452
Hitachi FP-10                Camera                        2040801
Hitachi TA-20                Tripod Adaptor                2051388
Hitachi TA-20                Tripod Adaptor                N/A
Hitachi TA-10                Tripod Adaptor                N/A
Fujinon RM-37                Camera Lens                   N/A
Fujinon RM-7                 Camera Lens                   N/A
Fujinon FMN-6A               Focus Adaptor                 N/A
Fujinon SRD-92               Zoom Control                  N/A
Fujinon                      Focus Control                 N/A
Tamron 665H                  Camera Lens                   N/A
Tamron 27K                   Focus Adaptor                 N/A
Tamron 27K                   Focus Adaptor                 N/A
Tamron 125KB                 Zoom Control                  82290
ITE H7A                      Tripod Head                   565

                                  APPENDIX B

              EQUIPMENT TO BE DONATED TO GLEN ELLYN PUBLIC ACCESS

Equipment Model              Description                        Serial #

ITE H7A                      Tripod Head                        552
ITE H7A                      Tripod Head                        5777
ITE T6                       Tripod                             2921
ITE T6                       Tripod                             3284
ITE T6                       Tripod                             2691
ITE D6                       Dolly                              2380
ITE D6                       Dolly                              2383
ITE D6                       Dolly                              2655
Hitachi 50' Cable            Multi-pin                          N/A
Hitachi 50' Cable            Multi-pin                          N/A
Berkey Colortran             Light Kit w/ 3 Lights & Stands     N/A
Berkey Colortran             Light Kit w/ 3 Lights & Stands     N/A
Berkey Colortran             Light Kit w/ 2 Lights & Stands     N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Fresnel Spot Light                 N/A
Berkey Colortran             Scoop Flood Light                  N/A

                                  APPENDIX B

              EQUIPMENT TO BE DONATED TO GLEN ELLYN PUBLIC ACCESS

Equipment Model              Description                   Serial #

Berkey Colortran             Scoop Flood Light             N/A
Berkey Colortran             Scoop Flood Light             N/A
Berkey Colortran             Broad Flood Light             N/A
Berkey Colortran             Broad Flood Light             N/A
Berkey Colortran             Broad Flood Light             N/A